Exhibit 99.1

AIkido Pharma Inc. Regains Compliance with NASDAQ Listing Requirements

NEW YORK, NY June 28, 2022 /PRNewswire/ AIkido Pharma Inc. (Nasdaq: AIKI) (“AIkido” or the “Company”) today announced that on June 23, 2022, the Company received a letter from the Listing Qualifications Department of The NASDAQ Stock Market indicating that it has regained compliance with the $1.00 minimum bid price requirement for continued listing on The NASDAQ Capital Market under Listing Rule 5550(a)(2). The Company regained compliance with the NASDAQ's requirements when the closing bid price for the Company's common stock was at or above $1.00 for 10 consecutive business days and the matter is now closed.

About AIkido Pharma Inc.

AIkido Pharma Inc. was initially formed in 1967 and is a biotechnology Company with a diverse portfolio of small-molecule anticancer and antiviral therapeutics. The Company's platform consists of patented technology from leading universities and researchers, and we are currently in the process of developing an innovative therapeutic drug platform through strong partnerships with world renowned educational institutions, including The University of Texas at Austin and University of Maryland at Baltimore. Our diverse pipeline of therapeutics includes therapies for pancreatic cancer, prostate cancer. We are constantly seeking to grow our pipeline to treat unmet medical needs in oncology. The Company is also developing a broad-spectrum antiviral platform that may potentially inhibit replication of multiple viruses including Influenza virus, SARS-CoV (coronavirus), MERS-CoV, Ebolavirus and Marburg virus.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company's filings with the SEC, not limited to Risk Factors relating to its business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Investor Relations:

Hayden IR

Brett Maas, Managing Partner
Phone: (646) 536-7331
Email: brett@haydenir.com
www.haydenir.com

AIkido Pharma Inc.
Phone: 212-745-1373
Email: investorrelations@aikidopharma.com
www.aikidopharma.com